Ex.  10.1

AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT

Dated as of July 13, 2009

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among Chemtura Corporation, a Delaware corporation (the “Borrower”), the guarantors party thereto (the “Guarantors”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)         The Borrower, the Guarantors, the Lenders and the Administrative Agent have entered into the Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of March 18, 2009 (as heretofore amended or otherwise modified, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)         The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement.  The Lenders party hereto are, on the terms and conditions stated below, willing to grant the request of the Borrower.

SECTION 1.   Extension of Stated Maturity Date.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the applicable conditions precedent set forth in Section 3 of this Amendment, hereby amended as follows:

(a)   The following new provisos are hereby added prior to the “.” at the end of the definition of “Applicable Margin” contained in Section 1.01 of the Credit Agreement:

“; provided that upon the initial Stated Maturity Date, if the Fifteen Month Extension Option shall have become effective, the Applicable Margin for each Facility for each Type of Advances shall be increased by 1% per annum; and provided further that upon June 22, 2010, if the Eighteen Month Extension Option shall have become effective, the Applicable Margin for each Facility for each Type of Advances shall be further increased by another 1% per annum.”

(b)   The definition of “Letter of Credit Expiration Date” contained in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:

“Letter of Credit Expiration Date” means as of any date of determination, the day that is 5 Business Days prior to the Stated Maturity Date then in effect; provided, however, that (i) at such time as the Borrower shall have provided notice of its intention to exercise the Fifteen Month Extension Option and each of the conditions set forth in Sections 2.22(c), (d), (f), (g) and (h) shall be satisfied on and as of a date selected by the Borrower within the 30 days preceding the initial Stated Maturity Date as if each reference in such Sections to the initial Stated Maturity Date were a reference to such selected date, the Letter of Credit Expiration Date shall be extended without need for any further action to the fifth Business Day prior to June 22, 2010 and (ii) at such time as the Borrower shall have provided notice of its intention to exercise the Eighteen Month Extension Option and each of the conditions set forth in Sections 2.23(c), (d), (e), (g), (h) and (i) shall be satisfied on and as of a date selected by the Borrower within the 30 days preceding June 22, 2010 as if each reference in such Sections to June 22, 2010 were a reference to such selected date, the Letter of Credit Expiration Date shall be extended without need for any further action to the fifth Business Day prior to September 22, 2010.

(c)   The definition of “Stated Maturity Date” contained in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:

“Stated Maturity Date” means March 22, 2010; provided that upon the effectiveness of the Fifteen Month Extension Option, the Stated Maturity Date shall be extended to June 22, 2010; and provided further that upon the effectiveness of the Eighteen Month Extension Option, the Stated Maturity Date shall be extended to September 22, 2010.  As of any date of determination, Stated Maturity Date shall mean the Stated Maturity Date then in effect (as it may have been extended as set forth in the preceding sentence).

(d)         The following new definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Eighteen Month Extension Option” has the meaning specified in Section 2.23.

“Fifteen Month Extension Option” has the meaning specified in Section 2.22.

“Specified Foreign Facilities” means the three credit facilities provided by Citibank or any of its Affiliates to the Foreign Subsidiaries or operations of the Company located in each of Brazil, India and the United Kingdom that are, in each case, outstanding and in effect on June 24, 2009.

(e)         Section 2.03 of the Credit Agreement is hereby amended by adding the following new subsection (j) immediately following Section 2.03(i):

“(j)        Failure of Extension of Stated Maturity Date.  Notwithstanding anything to the contrary contained herein, in the event that the Letter of Credit Expiration Date shall have been extended beyond the then effective Stated Maturity Date pursuant to clause (i) or (ii) of the proviso to the definition of “Letter of Credit Expiration Date” contained in Section 1.01, and an amount equal to 105% of the aggregate Available Amount of all Letters of Credit then outstanding shall be on deposit in the L/C Cash Collateral Account pursuant to Section 2.06(b)(iii), if such Stated Maturity Date shall not be extended under Section 2.22 or 2.23, as applicable, then each Non-rollup Revolving Credit Lender’s obligation to reimburse the applicable Issuing Bank for amounts drawn under Non-rollup Letters of Credit, as contemplated by any provision under this Section 2.03 or any Loan Document, shall automatically cease on such Stated Maturity Date.”

(f)         Section 2.06(b)(iii) is hereby amended by adding at the end thereof the following:

“In addition, if the Letter of Credit Expiration Date shall be extended pursuant to clause (i) or (ii) of the proviso to the definition of “Letter of Credit Expiration Date” contained in Section 1.01, the Borrower shall, no later than 5 Business Days prior to the then effective Stated Maturity Date, deposit with the Administrative Agent in the L/C Cash Collateral Account an amount equal to 105% of the aggregate Available Amount of all Letters of Credit then outstanding, which amount shall be refunded to the Borrower on the date that the Stated Maturity Date shall be extended under Section 2.22 or 2.23, as applicable, after such extension of the Letter of Credit Expiration Date; provided, that, the Borrower shall not be required to deposit such amount (or, as applicable, shall be refunded any such amount so deposited) if on a date that occurs after the Letter of Credit Expiration Date shall have been so extended prior to the then effective Stated Maturity Date, all of the conditions set forth in Section 2.22 or 2.23, as applicable, shall have been satisfied (as if each reference in such Sections to the initial Stated Maturity Date or June 22, 2010, as applicable, were a reference to such date), including, without limitation the payment of fees required under Section 2.22(b) or 2.23(b).”

(g)        Section 2.21 of the Credit Agreement is hereby amended by adding the following new subsection (j) immediately following Section 2.21(i):

“(j)       Failure of Extension of Stated Maturity Date.  Notwithstanding anything to the contrary contained herein, in the event that the Letter of Credit Expiration Date shall have been extended beyond the then effective Stated Maturity Date pursuant to clause (i) or (ii) of the proviso to the definition of “Letter of Credit Expiration Date” contained in Section 1.01, and an amount equal to 105% of the aggregate Available Amount of all Letters of Credit then outstanding shall be on deposit in the L/C Cash Collateral Account pursuant to Section 2.06(b)(iii), if such Stated Maturity Date shall not be extended under Section 2.22 or 2.23, as applicable, then each Rollup Revolving Credit Lender’s obligation to reimburse the applicable Issuing Bank for amounts drawn under Rollup Letters of Credit, as contemplated by any provision under this Section 2.21 or any Loan Document, shall automatically cease on such Stated Maturity Date.”

(h)        The following new Sections 2.22 and 2.23 are hereby added to Article II of the Credit Agreement immediately following Section 2.21 thereof:

“Section 2.22.  Fifteen Month Facility Option.  The Borrower may extend the Stated Maturity Date from March 22, 2010 to June 22, 2010 (the “Fifteen Month Extension Option”) subject to, and the Stated Maturity Date shall be so extended without need for further action upon satisfaction of, the following conditions precedent:

(a)       the Borrower shall provide written notice to the Administrative Agent at least thirty (30) days, and not more than sixty (60) days, prior to March 22, 2010 of its intention to exercise the Fifteen Month Extension Option;

(b)         the Borrower shall pay a fee to the Administrative Agent on or before the initial Stated Maturity Date for the account of the Lenders equal to 1% of the outstanding principal balance of the Term Advances plus the then aggregate amount of Non-rollup Revolving Credit Commitments and Rollup Revolving Credit Commitments;

(c)         as of the initial Stated Maturity Date, the representations and warranties contained in each Loan Document shall be correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of such date, immediately before and immediately after giving effect to such extension, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such extension, in which case such representations or warranties were true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language were true and correct in all respects) as of such specific date;

(d)         as of the initial Stated Maturity Date, no material adverse change shall have occurred (since the Final Term Advance Date) with respect to the business, operations, financial condition, future prospects or expected funding capacity or liquidity of the Borrower and its Subsidiaries, taken as a whole;

(e)         the Loan Parties shall have filed with the Bankruptcy Court a Reorganization Plan providing for the full repayment of the Advances in cash upon the consummation thereof;

(f)         as of the initial Stated Maturity Date, the Availability shall not be less than $30,000,000;

(g)         the Loan Parties shall have provided to the Administrative Agent certified copies of resolutions of the boards of directors of the Loan Parties duly approving the increase in the Applicable Margin as a result of the effectiveness of the Fifteen Month Extension Option, in form and substance reasonably satisfactory to the Administrative Agent;

(h)        no Default or Event of Default shall have occurred and be continuing as of the initial Stated Maturity Date; and

(i)         the Borrower shall have provided to the Administrative Agent no later than September 30, 2009, a business plan prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent and in any event with sufficient information and details to enable the Administrative Agent to establish the minimum amount of Consolidated EBITDA of the Borrower and its Subsidiaries under Section 5.04(a) for each of the respective twelve-month periods ending as at the last day of March, 2010, April, 2010, May, 2010, June, 2010, July, 2010 and August, 2010, and the Borrower shall not have unreasonably withheld or delayed consent with respect to an amendment of Section 5.04(a) made pursuant to clause (iii) of the last proviso of Section 10.01.

 The Administrative Agent will notify the Borrower and the Lenders upon the effectiveness of the Fifteen Month Extension Option (provided, that such notice shall not be required in order for the Fifteen Month Extension Option to become effective).

Section 2.23.  Eighteen Month Extension Option.  The Borrower may extend the Stated Maturity Date from June 22, 2010 to September 22, 2010 (the “Eighteen Month Extension Option”) subject to, and the Stated Maturity Date shall be so extended without need for further action upon satisfaction of, the following conditions precedent:

(a)         the Borrower shall provide written notice to the Administrative Agent at least thirty (30) days, and not more than sixty (60) days, prior to June 22, 2010 of its intention to exercise the Eighteen Month Extension Option;

(b)         the Borrower shall pay a fee to the Administrative Agent on or before June 22, 2010 for the account of the Lenders equal to 1% of the outstanding principal balance of the Term Advances plus the then aggregate amount of Non-rollup Revolving Credit Commitments and Rollup Revolving Credit Commitments;

(c)         as of June 22, 2010, the representations and warranties contained in each Loan Document shall be correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of such date, immediately before and immediately after giving effect to such extension, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such extension, in which case such representations or warranties were true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language were true and correct in all respects) as of such specific date;

(d)         as of June 22, 2010, no material adverse change shall have occurred (since the Final Term Advance Date) with respect to the business, operations, financial condition, future prospects or expected funding capacity or liquidity of the Borrower and its Subsidiaries, taken as a whole;

(e)         the Required Lenders shall have approved the extension of the Stated Maturity Date to September 22, 2010;

(f)         the Loan Parties shall have received approval by the Bankruptcy Court of (i) a disclosure statement with respect to a Reorganization Plan providing for the full repayment of the Advances in cash upon the consummation thereof and (ii) the procedures with respect to the solicitation of votes with respect to such Reorganization Plan

(g)         as of June 22, 2010, the Availability shall not be less than $30,000,000;

(h)         the Loan Parties shall have provided to the Administrative Agent certified copies of resolutions of the boards of directors of the Loan Parties duly approving the increase in the Applicable Margin as a result of the effectiveness of the Eighteen Month Extension Option, in form and substance reasonably satisfactory to the Administrative Agent; and

(i)         no Default or Event of Default shall have occurred and be continuing as of June 22, 2010.

The Administrative Agent will notify the Borrower and the Lenders upon the effectiveness of the Eighteen Month Extension Option (provided, that such notice shall not be required in order for the Eighteen Month Extension Option to become effective).”

(i)           Section 10.01 of the Credit Agreement is hereby amended by removing “and” immediately preceding clause (ii) contained in the last proviso thereto and by adding immediately prior to the “.” at the end of such proviso the following new clauses (iii) and (iv):

“; (iii) Section 5.04(a) may be amended with only the prior consents of the Administrative Agent and the Borrower, which Borrower consent is not to be unreasonably withheld or delayed, without the consent of any other Person, to the extent necessary to establish the minimum amount of Consolidated EBITDA of the Borrower and its Subsidiaries for each of the respective twelve-month periods ending as at the last day of March, 2010, April, 2010, May, 2010, June, 2010, July, 2010 and August, 2010, so long as such minimum amount (x) shall be no less than $205,000,000 for each such respective period and (y) is based on (I) calculations and cushions consistent with those used in establishing such minimum amount for the respective preceding periods as set forth in Section 5.04(a) in effect as of the Effective Date and (II) the information provided by the Borrower pursuant to Section 2.22(i); and (iv) no amendment, waiver or consent to permit the Loan Parties to incur Guarantee Obligations in respect of any letter of credit or other support arrangement for any of the Specified Foreign Facilities shall be effective, without the written consent of the Lenders.”

SECTION 2.   Other Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the date hereof (except that the amendments in paragraphs (a), (p) and (q) below shall be effective retroactive to the Effective Date) and subject to the satisfaction of the applicable conditions precedent set forth in Section 3 of this Amendment, hereby amended as follows:

(a)  The definition of “EBITDA” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately prior to the “.” at the end of clause (c)(ii) thereof, the following proviso: “; provided, however, that in any event and for all periods, non-cash gains or losses on foreign currency translation in connection with the re-measurement of balance sheet assets and liabilities shall be excluded from the calculation of EBITDA”.

(b)  Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical position:

“issuance” means, with respect to any Letter of Credit, the issuance, amendment, renewal or extension of such Letter of Credit. “issue”, “issues” and “issued” have correlative meanings.

(c)  Section 2.03(a)(ii) of the Credit Agreement is hereby amended by replacing “No Issuing Bank shall be under any obligation to issue any Non-rollup Letter of Credit if” in the first two lines thereof with the following:

“No Issuing Bank shall be under any obligation to issue any Non-rollup Letter of Credit, and no Non-rollup Revolving Credit Lender shall be obligated to participate in any Non-rollup Letter of Credit, if”

(d)  Section 2.03(a)(ii)(B) of the Credit Agreement is hereby amended in full to read as follows:

“(B) the expiry date of such requested Non-rollup Letter of Credit would occur more than twelve months after the Letter of Credit Expiration Date, unless all the Non-rollup Revolving Credit Lenders have approved such expiry date;”

(e)  Section 2.21(a)(ii) of the Credit Agreement is hereby amended by replacing “No Issuing Bank shall be under any obligation to issue any Rollup Letter of Credit if” in the first two lines thereof with the following:

“No Issuing Bank shall be under any obligation to issue any Rollup Letter of Credit, and no Rollup Revolving Credit Lender shall be obligated to participate in any Rollup Letter of Credit, if”

(f)   Section 2.21(a)(ii)(B) of the Credit Agreement is hereby amended in full to read as follows:

“(B) the expiry date of such requested Rollup Letter of Credit would occur more than twelve months after the Letter of Credit Expiration Date, unless all the Rollup Revolving Credit Lenders have approved such expiry date;”

(g)  Section 5.01(e)(iv) of the Credit Agreement is hereby amended in full to read as follows:

“(iv)     Permit third-party appraisals of Inventory; provided that such third-party appraisals may be conducted (A) at any time upon the occurrence and continuance of an Event of Default, (B) except as otherwise provided in clause (A) above, no more than once per month at any time after the Final Term Advance Date if the Availability shall have become and continue to be less than $75,000,000 and (C) except as otherwise provided in clauses (A) and (B) above, no more than twice per year (excluding the appraisals conducted prior to the Final Term Advance Date).”

(h)  Section 5.02(b)(x) of the Credit Agreement is hereby amended by deleting each reference to the phrase “receivables factoring” and substituting therefor “receivables-based financing (or other asset-based financing), factoring”.

(i)   Section 5.02(c)(iv) of the Credit Agreement is hereby amended by renumbering clause (B) thereof as clause (C) and adding immediately prior to the “and” preceding such clause (C), the following new clause (B):

“, (B) to the extent constituting Guarantee Obligations, Letters of Credit issued to support Foreign Subsidiaries so long as such Guarantee Obligations and all other Investments in Foreign Subsidiaries under Section 5.02(g)(xii) do not exceed $40,000,000 in the aggregate at any time outstanding.”

(j)   Section 5.02(g)(xii) of the Credit Agreement is hereby amended in full to read as follows:

“(xii) Investments (which shall be in the form of intercompany loans, except for a portion thereof not to exceed $10,000,000 in the aggregate at any time outstanding) by any Loan Party to any Foreign Subsidiary not to exceed $40,000,000 in the aggregate at any time outstanding;”

(k)   Section 5.02(h)(v) of the Credit Agreement is hereby amended in full to read as follows:

“(v) licenses and sub-licenses of intellectual property incurred in the ordinary course of business or to customers on a non-exclusive basis for the purpose of ensuring supply of product;”

(l)   Section 5.02(j) of the Credit Agreement is hereby amended by adding immediately prior to clause (x) of the proviso thereto the following new clauses (v) and (w):

“(v) the Borrower may make any payment or prepayment or redemption or acquisition for value or any cancellation or other retirement of Pre-Petition Debt or other pre-Petition Date obligations of the Borrower or any Guarantor not to exceed in the aggregate $100,000, (w) nothing in this Section 5.02(j) shall be construed to prohibit the Borrower from paying antitrust fines and related obligations in an aggregate amount not to exceed the amount of “Anti Trust Payments” set forth in the DIP Budget delivered prior to June 24, 2009,”

(m) Section 5.02(k) of the Credit Agreement is hereby amended by adding immediately prior to the “.” at the end thereof the following proviso:

“; provided, that (I) such amount in clause (ii) shall be increased by $24,000,000 for each extension of the Stated Maturity Date that has become effective pursuant to Section 2.22 or 2.23, and (II) the excess, if any, of the maximum amount for any fiscal quarter set forth in clause (i) (as such maximum amount may be increased pursuant to this clause (II)) over the actual amount of Capital Expenditures for such fiscal quarter shall be applied to increase the maximum amount of Capital Expenditures permitted under clause (i) for the immediately succeeding fiscal quarter”.

(n) Section 5.03(p)(ii) of the Credit Agreement is hereby amended in full to read as follows:

“(ii) after such initial Borrowing, (A) on or before Wednesday (or if such day is not a Business Day, the immediately succeeding Business Day) of each calendar week, which weekly Borrowing Base Certificate shall reflect the Eligible Receivables updated as of the end of the immediately preceding Friday, (B) on or before Wednesday (or if such day is not a Business Day, the immediately succeeding Business Day) of each two-week period, which biweekly Borrowing Base Certificate shall reflect the Inventory updated as of the end of the immediately preceding Friday, and (C) on or before the 10th Business Day of each calendar month, which monthly Borrowing Base Certificate shall reflect the Eligible Receivables and Eligible Inventory updated as of the end of the immediately preceding calendar month; provided that notwithstanding anything herein to the contrary, the Borrower shall be permitted to deliver an updated Borrowing Base Certificate on any Business Day, which Borrowing Base Certificate shall reflect the Eligible Receivables and Eligible Inventory updated as of the end of the immediately preceding Business Day, certified by a Responsible Officer,”

(o)  Section 5.04(c) of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

“For the avoidance of doubt, the parties hereto acknowledge and confirm that the covenant in this Section 5.04(c) measures, at the end of each applicable week, cumulative variance for the period from the first day of the first calendar week of the DIP Budget and ending with the last day of such applicable week.”

(p)  Schedule IV (Initial Pledged Equity) of the Credit Agreement is hereby amended by deleting references to the Pledged Equity of (i) Chemtura LLC and (ii) Crompton Specialties Sdn. Bhd.

(q)  Schedule 4.01(a) (Equity Investments; Subsidiaries) of the Credit Agreement is hereby amended by deleting references to Crompton Specialties Sdn. Bhd. as a Subsidiary.

SECTION 3.   Conditions to Effectiveness.

(a)  Section 1 of this Amendment shall become effective as of the date first above written when, and only when (i) the Administrative Agent shall have received, each dated as of the date hereof and in form and substance reasonably satisfactory to the Administrative Agent counterparts of this Amendment executed by the Borrower, each Guarantor and the Lenders or, as to any such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (ii) the Borrower shall have paid  to the Administrative Agent, for the account of each Lender that has duly executed and delivered to the Administrative Agent a counterpart of this Amendment, an amendment fee equal to 0.25% of the sum of (A) the aggregate principal amount of Term Advances held by each such Lender plus (B) if such Lender is a Non-rollup Revolving Credit Lender, such Lender’s Non-rollup Revolving Credit Commitment plus (C) if such Lender is a Rollup Revolving Credit Lender, such Lender’s Rollup Revolving Credit Commitment.

(b)  This Amendment (other than Section 1 hereof) shall become effective as of the date first above written when, and only when (i) the Administrative Agent shall have received, each dated as of the date hereof and in form and substance reasonably satisfactory to the Administrative Agent counterparts of this Amendment executed by the Borrower, each Guarantor and the Required Lenders or, as to any such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (ii) the Borrower shall have paid the fees described in Section 3(a)(ii) above.

(c)  This Amendment is subject to the provisions of Section 10.01 of the Credit Agreement.

SECTION 4.  Reference to and Effect on the Credit Agreement and the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as further amended by this Amendment.

(b)  The Credit Agreement and the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 5.   Costs and Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION

By:
Name:
Title:

A & M CLEANING PRODUCTS, LLC
AQUA CLEAR INDUSTRIES, LLC
ASCK, INC.
ASEPSIS, INC.
BIOLAB TEXTILE ADDITIVES, LLC
BIO-LAB, INC.
CNK CHEMICAL REALTY CORPORATION
CROMPTON COLORS INCORPORATED
CROMPTON HOLDING CORPORATION
CROMPTON MONOCHEM, INC.
GREAT LAKES CHEMICAL CORPORATION
GREAT LAKES CHEMICAL GLOBAL, INC.
GT SEED TREATMENT, INC.
HOMECARE LABS, INC.
ISCI, INC.
LAUREL INDUSTRIES HOLDINGS, INC.
KEM MANUFACTURING CORPORATION
MONOCHEM, INC.
NAUGATUCK TREATMENT COMPANY
RECREATIONAL WATER PRODUCTS, INC.
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)
WEBER CITY ROAD LLC
WRL OF INDIANA, INC.

By:
Name:
Title:

BIOLAB COMPANY STORE, LLC

By:
Name:
Title:

BIOLAB FRANCHISE COMPANY, LLC

By:
Name:
Title:

GLCC LAUREL, LLC

By:
Name:
Title:

Accepted and agreed:

CITIBANK, N.A.,
as Administrative Agent and as a Lender

By:
Name:
Title:

Accepted and agreed:

____________________________,
as a Lender

By:
Name:
Title: